Exhibit 32.1
CERTIFICATION
Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Dan Wernikoff, Chief Executive Officer of LegalZoom.com, Inc., or the Company, and Noel Watson, Chief Financial Officer of the Company, each hereby certifies that, to the best of our knowledge:
1.The Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2022, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and
2.The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 16th day of May 2022.

LegalZoom.com, Inc.

Date: May 16, 2022	By:	/s/ Dan Wernikoff
Dan Wernikoff
Chief Executive Officer
(Principal Executive Officer)

Date: May 16, 2022	By:	/s/ Noel Watson
Noel Watson
Chief Financial Officer
(Principal Financial and Accounting Officer)
This certification shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of Section 18 of the Exchange Act. Such certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.